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                                                                   EXHIBIT  10.1
                                                                   -------------

                         CHOICE ONE COMMUNICATIONS INC.
                        1998 EMPLOYEE STOCK OPTION PLAN
                          (November 1999 Restatement)


1.        BACKGROUND AND PURPOSE

          Choice One Communications Inc. (the "Corporation") hereby continues, amends and restates the Choice One Communications Inc. 1998 Employee Stock Option Plan (the "Plan"). The purpose of this Plan is to enable the Corporation to attract and retain key employees and provide them with an incentive to maintain and enhance the Corporation's long-term performance record. It is intended that this purpose will best be achieved by granting eligible employees incentive stock options ("ISOs") and non-qualified stock options ("NQSOs") under this Plan pursuant to the rules set forth in Sections 83, 162(m), 421 and 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.        ADMINISTRATION

          The Plan shall be administered by a Committee of the Corporation's Board of Directors (the "Committee"). This Committee shall consist of at least two members of the Corporation's Board of Directors each of whom shall, unless the Board determines otherwise, be outside directors and none of whom during the one-year period prior to commencement of service on the Committee, or during such service, has been granted or awarded any equity security or derivative security of the Corporation pursuant to the Plan or, except as permitted by Rule 16b-3 (c)(2)(i), or any successor provision, promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any other plan of the Corporation or any of its affiliates. Subject to the provisions of the Plan, the Committee shall possess the authority, in its discretion, (a) to determine the key employees of the Corporation to whom, and the time or times at which, ISOs and/or NQSOs (collectively referred to as "options") shall be granted; (b) to determine at the time of grant whether an option will be an ISO, a NQSO, or a combination of both and the number of shares to be subject to each option; (c) to prescribe the form of the option agreements and any appropriate terms and conditions applicable to the options and to make any amendments to such agreements or options; (d) to interpret the Plan; (e) to make and amend rules and regulations relating to the Plan; and (f) to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations shall be conclusive and binding. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any option granted hereunder.

3.        ELIGIBLE EMPLOYEES

          Options may be granted under the Plan only to key employees of the Corporation and its subsidiaries (which shall include all corporations of which at least fifty percent of the voting stock is owned by the Corporation directly or through one or more corporations at least fifty percent of the voting stock of which is so owned) who have the capability of making a substantial contribution to the success of the Corporation and its subsidiaries.

4.        SHARES AVAILABLE

          The total number of shares of the Corporation's Common Stock (par value of $0.01 per share) available in the aggregate for options under this Plan is 3,000. Shares to be
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granted may be authorized and unissued shares or may be treasury shares. If an option expires, terminates or is canceled without being exercised or becoming vested, new options may thereafter be granted under the Plan covering such shares unless Rule 16b-3 provides otherwise. No option may be granted more than 10 years after the effective date of the Plan.

          The total number of shares with respect to which ISO and NQSO awards in the aggregate may be granted to any one employee may not exceed 1500 shares per calendar year (subject to substitution or adjustment as provided in Section
9).

5.        TERMS AND CONDITIONS OF ISOS

          Each ISO granted under the Plan shall be evidenced by an ISO option agreement in such form as the Committee shall approve from time to time, which agreement shall conform with this Plan and contain the following terms and conditions:

          (a)  Exercise Price.  The exercise price under each option shall be
               --------------
          equal to or greater than the fair market value of the Common Stock at the time such option is granted. If an option is granted to an employee who at the time of grant owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation (a "10-percent Shareholder"), the purchase price shall be at least 110 percent of the fair market value of the stock subject to the option.

          (b)  Duration of Option.  Each option by its terms shall not be
               ------------------
          exercisable after the expiration of ten years from the date such option is granted. In the case of an option granted to a 10-percent Shareholder, the option by its terms shall not be exercisable after the expiration of five years from the date such option is granted. Any option that remains unexercised after the latest date it could have been exercised under any provision of this Plan shall be forfeited as of such date.

          (c)  Options Nontransferable.  Each option by its terms shall not be
               -----------------------
          transferable by the participant otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant's lifetime, only by the participant, the participant's guardian or the participant's legal representative.

          (d)  Exercise Terms.  Each option granted under the Plan shall become
               --------------
          exercisable at such time and upon the attainment of such goals as may be specified by the Committee at the time of grant, which conditions may vary from one grant to another. Options may be partially exercised from time to time during the period extending from the time they first become exercisable until the tenth anniversary (fifth anniversary for a 10-percent Shareholder) of the date of grant.

               No outstanding option may be exercised by any person if the employee to whom the option is granted is, or at any time after the date of grant has been, in competition with the Corporation. The Committee has the sole discretion to determine whether an employee's actions constitute competition with the Corporation or an affiliated company. The Committee may impose such other terms and conditions on the exercise of options as it deems appropriate to serve the purposes for which this Plan has been established.

               No outstanding option may be exercised at any time prior to a "public offering" of the Corporation's shares. Public offering for purposes of this Plan means any underwritten sale of the Corporation's Common Stock pursuant to an effective registration statement under the Securities Act filed with the Securities
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          and Exchange Commission on Form S-1 (or a successor form adopted by the Securities and Exchange Commission). Any issuance of Common Stock or rights to acquire Common Stock to employees of the Corporation pursuant to this or any other incentive or compensation plan shall not be considered a Public Offering.

          (e)  Maximum Value of ISO Shares.  No ISO shall be granted to an
               ---------------------------
          employee under this Plan or any other ISO plan of the Corporation or its subsidiaries to purchase shares as to which the aggregate fair market value (determined as of the date of grant) of the Common Stock which first become exercisable by the employee in any calendar year exceeds $100,000.

          (f)  Payment of Exercise Price.  An option shall be exercised upon
               -------------------------
          written notice to the Corporation accompanied by payment in full for the shares being acquired. The payment shall be made in cash, by check or, if the option agreement so permits, by delivery of shares of Common Stock of the Corporation beneficially owned by the participant, duly assigned to the Corporation with the assignment guaranteed by a bank, trust company or member firm of the New York Stock Exchange, or by a combination of the foregoing. Any such shares so delivered shall be deemed to have a value per share equal to the fair market value of the shares on such date.

               Subject to the approval of the Board of Directors upon recommendation by the Committee, in respect of the exercise of options, the Corporation may loan to the employee a sum equal to an amount which is not in excess of 100% of the purchase price of the shares so purchased upon exercise, such loan to be evidenced by the execution and delivery of a promissory note. Interest shall be paid on the unpaid balance of the promissory note at such times and at such rate as shall be determined by the Board of Directors. Such promissory note shall be secured by the pledge to the Corporation of shares having an aggregate purchase price on the date of exercise equal to or greater than the principal amount of such note. An optionee shall have, as to such pledged shares, all rights of ownership, including the right to vote such shares and to receive dividends paid on such shares, subject to the security interest of the Corporation. Such shares shall not be released by the Corporation from the pledge unless the proportionate amount of the note secured thereby has been repaid to the Corporation. All notes executed hereunder shall be payable at such times and in such amounts and shall contain such other terms as shall be specified by the Board of Directors, provided, however, that such terms shall conform to requirements contained in any applicable regulations which are issued by any governmental authority.

6.        TERMS AND CONDITIONS FOR NQSOS

          Each NQSO granted under the Plan shall be evidenced by a NQSO option agreement in such form as the Committee shall approve from time to time, which agreement shall conform to this Plan and contain the same terms and conditions as the ISO option agreement except that the 10-percent Shareholder restrictions in Sections 5(a) and 5(b) and the maximum value of share rules of Section 5(e) shall not apply to NQSO grants. To the extent an option initially designated as an ISO exceeds the value limit of Section 5(e), it shall be deemed a NQSO and shall otherwise remain in full force and effect.

7.        GENERAL RESTRICTION ON ISSUANCE OF STOCK CERTIFICATES

          The Corporation shall not be required to deliver any certificate upon the grant, vesting or exercise of any option until it has been furnished with such opinion, representation or
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                                      -4-

other document as it may reasonably deem necessary to ensure compliance with any law or regulation of the Securities and Exchange Commission or any other governmental authority having jurisdiction under this Plan. Certificates delivered upon such grant, vesting or exercise may bear a legend restricting transfer absent such compliance. Further, the participant is not permitted to vest or to exercise any option prior to a Public Offering (as Public Offering is defined in section 5(e) of this Agreement). Each option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such options or the issue or purchase of shares thereunder, such options may not vest or be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee in the exercise of its reasonable judgment.

8.        IMPACT OF TERMINATION OF EMPLOYMENT

          (a) If the employment of a participant terminates by reason of death or disability (as determined by the Committee), any option may be exercised by the participant or, in the event of the participant's death, by the participant's personal representative any time prior to the earlier of the expiration date of the option or the expiration of three months after the date of termination, but only if, and to the extent that, the participant was entitled to exercise the option at the date of such termination.

          (b) If the employment of a participant terminates on account of retirement, all of the participant's outstanding options shall become immediately vested and these options together with previously vested but unexercised options may be exercised prior to the earlier of the expiration date of the option or the expiration of one year from the date of retirement. For this purpose, "retirement" means any voluntary termination of employment after reaching age 60. If an option is exercised more than three months following termination of employment, it shall be treated as an NQSO even if it would have been treated as an ISO if exercised within three months of retirement.

          (c) Upon termination of a participant's employment for "cause," any vested option may not be exercised after termination of employment. For purposes of this Section 8, "cause" shall mean (i) the participant's theft or embezzlement, or attempted theft or embezzlement, of money or property of the Corporation, the participant's perpetration or attempted perpetration of fraud, or the participant's participation in a fraud or attempted fraud, on the Corporation or the participant's unauthorized appropriation of, or attempt to misappropriate, any tangible or intangible assets or property of the Corporation; (ii) any act or acts of disloyalty, misconduct or moral turpitude by the participant which the Board determines in good faith has been or is likely to be demonstrably injurious to the interest, property, operations, business or reputation of the Corporation, or the participant's conviction of a crime other than minor traffic violations or other similar minor offenses, (iii) the participant's repeated intentional refusal or willful failure (other than by reason of disability as determined in Section 8(a)) to carry out reasonable instructions by his superiors, or (iv) the participant's breach of any confidentiality agreement with the Corporation.

          (d) Upon termination of a participant's employment for any reason other than retirement, death or disability or for cause after a Public Offering has occurred, any vested option that was exercisable immediately preceding termination may be exercised at any time prior to the earlier of the expiration date of the option or the expiration of three months after the date of such termination.
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          (e)  If, prior to a Public Offering, the employment of a participant is terminated without cause or a participant resigns from the Corporation, the Corporation, upon the recommendation of the Chief Executive Officer, shall repurchase the vested shares of the participant at fair market value, provided the participant executes and delivers a covenant not to compete within 10 days of termination in the form as attached at Exhibit A hereof.

          (f) Unless otherwise determined by the Committee, an authorized leave of absence shall not constitute a termination of employment for purposes of this Plan. For purposes of this Agreement, Public Offering has the meaning ascribed to it in Section 5 (d) of this Plan.

          (g) If the employment of a participant terminates for any reason other than disability, retirement or death, any unpaid balance remaining on any promissory note used in the purchase of stock shall become due and payable upon not less than three months' notice from the Corporation, which notice may be given at any time after such termination; provided, however, that such unpaid balance on such promissory note shall become due and payable five years from the date of such termination, unless the note has an earlier due date. In the case of termination due to death, any unpaid balance remaining on such note on the date of death shall become due and payable one year from such date.

          (h) An option that remains unexercised after the latest date it could have been exercised under any of the foregoing provisions shall be forfeited.

9.        ADJUSTMENT OF SHARES

          In the event of any change in the Common Stock of the Corporation by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or of any similar change affecting the Common Stock, the number and kind of shares authorized under Section 4, the number and kind of shares which thereafter are subject to an option under the Plan and the number and kind of unexercised options set forth in options under outstanding agreements and the price per share shall be adjusted automatically consistent with such change to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

10.       WITHHOLDING TAXES

          A participant's benefits under the terms of this Plan shall be subject to such federal, state and local income and employment tax withholdings as benefits of this type are normally subject. Whenever the Corporation proposes or is required to issue or transfer shares of Common Stock under the Plan, the Corporation shall have the right to require the recipient to remit to the Corporation an amount sufficient to satisfy any federal, state and/or local income and employment withholding tax requirements prior to the delivery of any certificate or certificates for such shares or to take any other appropriate action to satisfy such withholding requirements. Notwithstanding the foregoing, subject to such rules as the Committee may promulgate and compliance with any requirements under Rule 16b-3, the recipient may satisfy such obligation in whole or in part by electing to have the Corporation withhold shares of Common Stock from the shares to which the recipient is otherwise entitled.
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11.       NO EMPLOYMENT RIGHTS

          The Plan and any options granted under the Plan shall not confer upon any participant any right with respect to continuance as an employee of the Corporation or any subsidiary, nor shall they interfere in any way with the right of the Corporation or any subsidiary to terminate the participant's position as an employee at any time.

12.       RIGHTS AS A SHAREHOLDER

          The recipient of any option under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for the underlying shares of Common Stock are issued to the recipient.

13.       STOCKHOLDERS AGREEMENT

          The Board, in its discretion, may require that as a condition to a participant's exercise of any option, the participant must enter into a Shareholders Agreement with the Corporation in form and substance as acceptable to the Board.

14.       AMENDMENT AND DISCONTINUANCE

          This Plan may be amended, modified or terminated by the Committee or by the shareholders of the Corporation, except that the Committee may not, without approval of a majority of the shareholders present in person or by proxy, materially increase the benefits accruing to participants under the Plan, materially increase the maximum number of shares as to which options may be granted under the Plan, change the minimum exercise price of options, change the class of eligible persons, extend the period for which options may be granted or exercised, or withdraw the authority to administer the Plan from the Committee or a committee of the Committee consisting solely of outside directors unless the Board determines that inside directors may serve on the Committee. Notwithstanding the foregoing, to the extent permitted by law, the Committee may amend the Plan without the approval of shareholders, to the extent it deems necessary to cause the Plan to comply with Securities and Exchange Commission Rule 16b-3 or any successor rule, as it may be amended from time to time or as otherwise permitted under Rule 16b-3 promulgated under the Exchange Act and the Code. Except as required by law, no amendment, modification, or termination of the Plan may, without the written consent of a participant to whom any option shall theretofore have been granted, adversely affect the rights of such participant under such option.

15.       CHANGE IN CONTROL

          (a) Notwithstanding other provisions of the Plan, in the event of a change in control of the Corporation (as defined in subsection (c) below), (i) the vesting schedule of each option holder shall be accelerated by one year; or
(ii) a minimum of 50% of all of a participant's options (meaning all options ever granted and not canceled including those already vested), starting with the options granted under the earliest options grant to the participant, shall become immediately vested, whichever is greater.

          (b) In the event of a change in control each participant holding an exercisable option (i) shall have the right at any time thereafter during the term of such option to exercise the option in full notwithstanding that a Public Offering of the Corporation's shares has not occurred except that, as to a change of control by merger, the exercise price and number of shares of the acquiring corporation issuable upon exercise shall be divided and multiplied, respectively by the exchange ratio in effect, and (ii) may, subject to Committee approval and after written notice to the Corporation within 60 days after the change in control, or, if the participant is an officer
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subject to Section 16 of the Exchange Act and to the extent required to exempt the transaction under Rule 16b-3, during the period beginning on the third business day and ending on the twelfth business day following the first release for publication by the Corporation after such change of control of a quarterly or annual summary statement of earnings, which release occurs at least six months following grant of the option, whichever period is longer, receive, in exchange for the surrender of the option or any portion thereof to the extent the option is then exercisable in accordance with clause (i), an amount of cash equal to the difference between the fair market value (as determined by the Committee) on the date of surrender of the Common Stock covered by the option or portion thereof which is so surrendered and the option price of such Common Stock under the option.

          (c)  For purposes of this section, "change in control" means:

      (1) there shall be consummated

          (i) any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which any shares of the Corporation's common stock are to be converted into cash, securities or other property, provided that the consolidation or merger is not with a corporation which was a wholly-owned subsidiary of the Corporation immediately before the consolidation or merger; or

          (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation (other than to one or more directly or indirectly wholly-owned subsidiaries of the Corporation); or

     (2) the shareholders of the Corporation approve any plan or proposal for the liquidation or dissolution of the Corporation; or

     (3) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the Corporation's then outstanding common stock, provided that such person shall not be a wholly-owned subsidiary of the Corporation immediately before it becomes such 30% beneficial owner; or

     (4) individuals who constitute the Corporation's Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (4), considered as though such person were, and shall be deemed to be, a member of the Incumbent Board.

16.  EFFECTIVE DATE

          The effective date of the Plan is August 12, 1998. The effective date of this restatement is the date of shareholder approval as noted below.
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17.  DEFINITIONS

          Any terms or provisions used herein which are defined in Sections 83, 162(m), 421, or 422 of the Internal Revenue Code as amended, or the regulations thereunder or corresponding provisions of subsequent laws and regulations in effect at the time options are made hereunder, shall have the meanings as therein defined.

18.  GOVERNING LAW

          To the extent not inconsistent with the provisions of the Internal Revenue Code that relate to options, this Plan and any option agreement adopted pursuant to it shall be construed under the laws of the State of Delaware.



Dated as of December 16, 1999

                             CHOICE ONE COMMUNICATIONS INC.



                             By:      /S/ Steve M. Dubnik
                                -------------------------------
                                          Steve Dubnik
                                        President and CEO

Date of Shareholder Approval:  December 16, 1999